OPPENHEIMER DISCOVERY FUND
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Discovery Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                   Withheld

Trustees

Brian F. Wruble                                           16,437,461                                365,152
David K. Downes                                        16,427,036                                375,576
Matthew P. Fink                                          16,382,404                                420,208
Edmund Giambastiani, Jr.                           16,431,791                                370,822
Phillip A. Griffiths                                       16,428,494                                374,118
Mary F. Miller                                             16,426,586                                367,026
Joel W. Motley                                           16,443,404                                359,209
Joanne Pace                                                 16,455,525                                347,088
Mary Ann Tynan                                        16,441,141                                361,472
Joseph M. Wikler                                        16,426,881                                375,731
Peter I. Wold                                                16,434,429                                368,183
William F. Glavin, Jr.                                    16,435,832                                366,780
N
2a:  Proposal to revise the fundamental policy relating to borrowing
For                                    Against                                Abstain
11,804,902                              445,063                                276,023

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                       Against                                Abstain
11,805,955                              445,528                                274,508
2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                      Against                                Abstain
11,772,045                              471,296                                282,646

2d:  Proposal to revise the fundamental policy relating to lending
For                                     Against                                Abstain
11,786,364                              460,777                                278,845

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                       Against                                Abstain
11,810,928                              433,033                                282,030

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                         Against                                Abstain
11,812,503                                441,179                                272,305

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                        Against                                Abstain
11,789,099                              463,131                                273,756

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                       Against                                Abstain
11,934,540                              323,367                                268,088

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposal below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                                Against                                Abstain
10,980,826                                   1,202,631                                471,297